UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM 10-12G

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934

                    BUSINESS PLAN EXCHANGE INC.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


        DELAWARE                           13-4067173
        --------                           ----------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


1 ROCKEFELLER PLAZA - SUITE 1600
NEW YORK, NEW YORK                            10020
----------------------------------            -----
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number             (212) 265-4600
                                          --------------

Securities to be registered pursuant to Section 12(g) of the Act:

           Voting Common Stock   1,003,200 shares

Check here whether the issuer (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes   X       No_______

As of June 30, 1999, the following shares of the Registrant's common stock were issued and outstanding:

            Voting Common Stock  1,003,200 shares

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INDEX

ITEMS                                                 PAGE

Item 1. BUSINESS                                       3

Item 2. FINANCIAL INFORMATION                          12

Item 3. PROPERTIES                                     14

Item 4. SECURITY OWNERSHIP OF   CERTAIN BENEFICIAL
        OWNERS AND MANAGEMENT                          14

Item 5. DIRECTORS AND EXECUTIVE OFFICERS               15

Item 6. EXECUTIVE COMPENSATION                         13

Item 7. CERTAIN RELATIONSHIPS AND RELATED
        TRANSACTIONS                                   18

Item 8. LEGAL PROCEEDINGS                              20

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE
        REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTER                             20

Item 10. RECENT SALES OF UNREGISTERED SECURITIES       21

Item 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO
         BE REGISTERED                                 21

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS     21

Item 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA   22

Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE        31

Item 15. FINANCIAL STATEMENTS AND EXHIBITS             31

         SIGNATURES                                    32


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Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

BUSINESS PLAN EXCHANGE INC., (the "Company"), was organized in
March 1999 under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized.

The Company sought to introduce a revolutionary concept for the development of small businesses through the means of the internet. The Company's goal was to develop a web site on the internet from where small development stage businesses seeking to obtain capital and investors would be able to post their business plans. In turn, potential investors would have access to the web site and inquire of investments which they deem had a potential for growth. The Company would have received fees from investors and businesses which utilized the site as well as from advertisers seeking to market their business oriented services on the Company's web site.

In March 1999, the Company sought to raise funds to implement its business plan and fund research of its idea by issuing 1,003,000 shares of common stock at $0.01. The Company undertook a private placement of its common stock pursuant to Regulation D 504 of the Securities Act of 1933. The Company was successful in raising $10,030.00.

The Company thereafter engaged in negotiations with another operating internet group which would merge with the Company and permit the Company to develop its internet site as part of a broader internet network of sites. This would have allowed the Company to have access to an immediate class of internet users who utilized the group's other sites. However, a suitable offer to the Company's shareholders for merger was not presented and management believed that it would not have been to the advantage of the shareholders to merge with the group. The potential alliance group also has its own plans to develop a similar web site. It was therefore determined by management that the Company's business plan would be directly competing with this alliance group's web site. Since this alliance group is ahead in developing its site and will likely begin operating and marketing its site before the Company, it is management's belief that the Company would be better not to compete with this group and abandon its concept of developing the Business Plan Exchange web site.
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The Company's directors are now determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. The Company has begun to consider and investigate potential business opportunities.

The Company is considered a development stage company and its principal business purpose is to locate and consummate a merger or acquisition with a private entity. Because of the Company's current status having no assets and no recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

After the Company's original business plan ceased, the Company became a "blank check" company as defined by the Securities and Exchange Commission. The SEC defines a blank check company as one which has no specific business or plan other than to consummate an acquisition of or merge into another business or entity. A number of states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Additionally, some states prohibit the initial offer and sale as well as any subsequent resale of securities of shell companies to residents of their states. For this reason, management advises that any potential investor who has an interest in the Company should consult local Blue Sky counsel to determine whether the state within which that investor resides prohibits the purchase of shares of the Company in that jurisdiction.

Once the Company has acquired or merged with another entity, the Company will no longer be considered a "blank check" company. Additionally, shareholders of the Company have not entered into any "lock-up" letter agreement, which would prevent them from selling their respective shares of the Company's common stock until such time as the Company consummates a merger with or acquisition of another company.

The Company has voluntarily filed a registration statement on Form 10-12G in order to make information concerning itself more readily available to the public. Management believes that a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") could provide a prospective merger

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or acquisition candidate with additional information concerning the Company. In addition, management believes that this might make the Company more attractive to an operating business opportunity as a potential business combination candidate. As a result of filing its registration statement, the Company is obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements. The Company intends to continue to voluntarily file these periodic reports under the Exchange Act even if its obligation to file such reports is suspended under applicable provisions of the Exchange Act.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Company is a development stage company and its principal business purpose is to locate and consummate a merger or alliance with a private entity. Because of the Company's current status having no assets and no recent operating history, in the event the Company does successfully acquire or enter into an alliance with an operating business entity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Any targeted alliance or merger candidate will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the

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Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to merge with an operating business, develop sustaining business opportunities or acquire property that will be of material value to the Company.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient income to cover such
expenses.   However, if the Company engages outside advisors or
consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

In the event the Company consummates a merger transaction, the Company believes that there will be a change in control in the
Company.   The Company believes that any merger would include the
new issuance of common stock in the Corporation to a potential merger candidate followed by a reverse split of the Company's issued common stock thereby effectively passing control of the Company to the merged candidate.

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The Company will not borrow funds for the purpose of funding payments to the Company's promoters, management or their affiliates or associates. Any funds borrowed by the Company will be utilized to pay statutory, legal and accountant fees expended by the Company.

The Company does not foresee that any terms of sale of the shares presently held by officers and/or directors of the Company will also be afforded to all other shareholders of the Company on similar terms and conditions.

Management does not anticipate actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition. In such an instance, all shareholders are to be treated equally. This policy is upheld by the inclusion of a resolution of the Board of Director's of the Company, contained in the Company's minutes. In the event management wishes to actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition, this would need to be disclosed to the Board of Directors and entered into the Company's minutes. The Company's shareholders will be afforded an opportunity to approve or consent to any particular stock buy-out transaction or merger.

There is always a present potential that the Company may acquire or merge with a business or company in which the Company's promoters, management, affiliates or associates directly or indirectly have an ownership interest. However, at this time there is no immediate serious potential for the Company to
acquire or merge with any business.   There is no formal existing
corporate policy regarding such transactions, however, in the event such a potential arises, the Company shall disclose any conflict of interest to its directors and shareholders for purposes of determining whether to acquire or merge with such a business. Management does not foresee or is aware of any circumstances under which this policy may be changed.

The Company, to date, has not utilized any notices or advertisements in its search for business opportunities as the Company cannot afford to expend monies for such purposes. The Company seeks business opportunities through the means of personal networking and inquiries by current management.

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The Company's current officers, directors and affiliates have not used in the past any particular consultants or advisers on a regular basis. At the current time, the Company does not foresee hiring any independent consultants to assist the company in its search for a merger or business opportunities.

The Company at this time does not have any preliminary agreements or understandings for the purpose of providing any consulting services. The Company will consider paying consultant or finders' fees to its principal shareholders on the same basis that it would pay any outside consultant or finder's fee.


LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to June 30, 1999 no revenue and a net loss from operations of $16,103.
As of June 30, 1999, the Company had a net shareholders equity of $5,077.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. The Company does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to find and consummate a merger or business acquisition in order to maximize the benefit of ownership by shareholders in the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable

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opportunities.  There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient income to cover such
expenses.   However, if the Company engages outside advisors or
consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

The Company intends to provide its shareholders with complete disclosure documentation, including audited financial statements, regarding any target company and its business prior to the consummation of any merger or acquisition.

The Company has conducted preliminary discussions with various entities and businesses regarding the consummation of a merger or business acquisition. These discussions have not been substantive and there has been no agreement or arrangements by any of these entities to acquire or merge with the Company.

The Company at this time does not foresee generating any substantial income over the next twelve (12) months. The Company's main purpose and goal is to locate and consummate a merger or acquisition with a private entity. The Company's directors will be compensated with stock of any surviving Company subsequent to a merger or acquisition with a private entity.

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YEAR 2000 DISCLOSURE

The Company is aware of the Year 2000 issue and states that it currently does not maintain any material active operations which it foresees will be impacted by the Year 2000 problem.
Management therefore does not anticipate that the company will be affected by this issue, financially or otherwise. This disclosure complies with the directives of the Securities and Exchange Commission, specifically Staff Legal Bulletin No. 5 (CF/IM), regarding Year 2000 issues.

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Item 2.    FINANCIAL INFORMATION

                   BUSINESS PLAN EXCHANGE, INC.
                  (A Development Stage Company)
                SELECTED FINANCIAL DATA SCHEDULE
             FROM MARCH 17, 1999 TO JUNE 30, 1999

                               For the Year       From Inception
                                  Ended                 To
                              June 30, 1999        June 30, 1999
                              -------------        -------------
Cash and Cash Items            $      0             $      0
Marketable Securities                 0                    0
Notes and Accounts Receivable     7,190                7,190
Allowances for doubtful accounts      0                    0
Inventory                             0                    0
Total Current Assets              7,190                7,190
Property, plant and equipment         0                    0
Accumulated depreciation              0                    0
Total assets                      7,190                7,190
Total current liabilities         2,113                2,113
Bonds, mortgages and debt             0                    0
Preferred stock - redemption          0                    0
Common stock                      1,003                1,003
Other stockholders' equity        4,074                4,074
Total Liabilities and
 Stockholders' equity             7,190                7,190
Net Sales of Tangible Products        0                    0
Total Revenues                        0                    0
Cost of Tangible Goods Sold           0                    0
Total Costs and Expenses applicable
    To sales and revenues             0                    0
Other costs and expenses         16,103               16,103
Provision for doubtful accounts       0                    0
Interest and amortization of
    Debt discount                     0                    0
Income before taxes
    and other items              16,103               16,103
Income tax expenses                   0                    0
Income/loss continuing
    operations                   16,103               16,103
Discontinued operations               0                    0
Extraordinary items                   0                    0
Cumulative Effect - changes in
    Accounting principles             0                    0
Net Income or loss               16,103               16,103

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There have been no accounting changes, business combinations or dispositions of business operations by the Company that materially affect the comparability of the information reflected in the selected financial data. The Company is a developmental stage company which has no operating history and minimal assets. The Company's expenses and liabilities have been incurred solely for administrative expenses.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no guarantee that the Company will have the ability to acquire or merge with an operating business, develop sustaining business opportunities or acquire property that will be of material value to the Company. In the opinion of management, inflation has not and will not have a material affect on the operations of the Company as it does not currently have any significant assets, debt or income.

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income. The company requires additional capital principally to meet its costs in search of a merger or business acquisition and for general and administrative expenses.


Item 3.    DESCRIPTION OF PROPERTY

The company's administrative offices are located at 1 Rockefeller Plaza, Suite 1600, New York, New York. The Company's office is utilized as a base to contact potential merger and business opportunities and to service the Company's administrative needs. The Company is allowed to utilize this office space at no charge by one of the Company's shareholders. The company does not own any significant properties.

The Company at this time utilizes 100 square feet of office space of one of its shareholders, The Law Office of Shane Henty Sutton, P.C., to conduct its business. This office space if provided free of charge by the shareholder. The fair market value of each of the office is $1,000 per month.

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Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets forth the information, to the best knowledge of the Company as of June 30, 1999, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name and Address of      Amount and Nature of            Percent
Beneficial Owner         Beneficial Ownership            of Class
----------------         --------------------            --------

Carrytide Pty Ltd.             333,334                    33.23%
Paddington, Australia

Karela Giselle Pty Ltd.        333,333                    33.23%
Sydney, Australia

Providence Int'l Pty           333,333                    33.23%
Anguilla

Peter Moulinos                     100                    00.01%
New York, New York

Shane Henty Sutton                 100                    00.01%
New York, New York

The Company has been advised that the persons listed above have sole voting, investment, and dispositive power over the shares indicated above. Percent of Class (third column above) is based on 1,003,200 shares of common stock outstanding on June 30, 1999.
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ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

                           Position(s) Held and
Name                 Age    Duration of Service   Family Relation
----------------     ---    -------------------   ---------------
Shane H. Sutton       50    President and Director    Brother of
                                                     David Sutton
David Sutton          56    Secretary-Treasurer       Brother of
                            and Director             Shane Sutton
Peter Moulinos        30    Director and Officer          None

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors:

Shane Sutton was born in Melbourne, Australia, and obtained a BC.E., degree in 1969 and an LL.B. degree in 1972 from Monash University. He is admitted to practice law in the Australian jurisdictions of Victoria, New South Wales and the High Court of Australia, as well as those in the State of New York and the United States District Court for the Southern and Eastern Districts of New York. In 1975, he established the firm of Henty Sutton & Kelly in Melbourne Australia which specialized in real estate and financial joint ventures. In 1982, he worked with Bear Stearns to establish the first Australian Fund which achieved assets of AUD$750 million. Since then, he has actively been engaged in taking companies public, handling mergers and acquisitions between both foreign and domestic companies, creating capital funding mechanisms and opportunities for small and mid-sized entities, supervising investor relations,

David Sutton resides in Sydney, Australia. He has a B.Com., ASA, ACIS and is a member of the Australian Stock Exchange. He has spent his entire career in brokering, investment banking and investment management. He is chairman of Hudson Securities, a member firm of the Australian Stock Exchange and has several other appointments to various Boards of Directors. He was also the founding partner of McNab Clarke & Co., which later became C.S. First Boston.


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Peter Moulinos is an attorney admitted to practice law in the
State of New York having graduated from New York Law School in
1994. He also possesses a BBA degree in Finance and has additional experience in the capital markets industry and in the foreign exchange currency markets.

Each of the present officers of the Company began their tenure in March 1999 at the inception of the Company.

The current officers of the Company intend to promote one other blank check entity entitled "Infobooth Inc.". In the event conflicts of interest arise, then management intends to advise the Board of Directors and to seek their consultation as to how such conflict may be resolved.

The Company's current promoters and management have not engaged or been involved with any previous blank check offerings.

To the knowledge of management, during the past five years, no present or former director or executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in
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connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock. The following table sets forth, as of the date of this report, the name and relationship of each person who is required to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act:


Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the year ended June 30, 1999, nor at any of its officers, directors or any

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other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's directors will forego any compensation until such time as an accusation or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation from the Company.

The payment of compensation to the officers and directors of the Company is not a condition that the target company must agree to prior to the consummation of a merger or acquisition agreement. Additionally, the repayment of loans to the officers and directors of the Company is not a condition that the target company must agree to prior to the consummation of a merger or acquisition agreement.

COMPENSATION TABLE: None; no form of compensation was paid to any officer or director at any time during the last two fiscal years.

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended June 30, 1999.

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: None.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

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Item 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          TRANSACTIONS WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended June 30, 1999, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

The Company uses office space at the Law Office of Shane Henty Sutton, P.C., at 1 Rockefeller Plaza, Suite 1600, New York, New York, which it receives from one of its shareholders at no cost. This office space is used by management to conduct its business affairs, to identify and to communicate with possible merger or business alliance candidates. Once a merger or business acquisition has taken place, alternative arrangements will be sought.


CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal year ended June 1999, there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal year ended January 1999 there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.

Item 8.     LEGAL PROCEEDINGS
No legal proceedings are pending at this time.


Item 9. MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years. As of June 30, 1999, there were approximately 305 holders of record of the issued and outstanding shares of Issuer's common stock. Issuer has never paid a dividend on its outstanding equity. The Company currently has no established public trading market for its common stock.

At this time, the Company does not foresee the need to issue additional shares of common stock. However, in the event a merger or acquisition is undertaken, then there is a possibility that additional stock may be issued as part of such merger agreement. The large amount of authorized but unissued stock was part of previous management's plan to compensate consultants with shares of the Company's common stock in exchange for the services of potential consultants.

Neither the Company, nor anyone on its behalf, will take any affirmative steps to request or encourage any broker-dealer to act as a market maker for the Company's securities. At the present time, there is no market in the Company's securities.
The Company's securities are not listed on any equity exchange. There have been no discussions between the Company, or anyone acting on its behalf, or any market maker regarding the future trading market of the Company's securities. The Company does not expect to utilize any consultants to obtain market makers.

At this time, there are no plans, proposals, arrangements or understandings with any person in regard to the development of a trading market in any of the Company's securities.

The shareholders have not executed any "lock-up" letter agreement which would preclude them from selling their respective shares of the Company's common stock until such time as the Company has successfully consummated merger or acquisition and the Company is no longer classified as a "blank check" company.

Item 10.    RECENT SALES OF UNREGISTERED SECURITIES

The Company sold 1,003,000 shares of its common stock in March
1998 at a price of $.01 per share. The sale of these shares were exempt from Registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933.


Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED

The only class of securities of the registrant are 12,000,00 authorized shares of voting common stock, $.001 par value,
1,003,200 issued and outstanding, no dividend.   There are no
restrictions on the alienability of the voting common stock and the rights of the common stockholders may only be modified by a vote of a majority of the shareholders.

Each holder of a share of common stock has equal power to vote on all matters brought before shareholders.

The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

There are no lock-up agreements or by-laws which would delay, defer or prevent a change in control of the Company.


Item 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers of the Company are provided under Section XI of the Company's By-laws, a copy of which is attached hereto as an Exhibit 3. Additionally, Delaware General Corporation Law provides for the indemnification of Directors and Officers performing duties at the request of the Company.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
           FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Stockholders of BUSINESS PLAN
EXCHANGE, INC.

We have audited the accompanying balance sheet of Business Plan Exchange Inc., (a development stage company) as of June 30, 1999 and the related statements of operations, cash flow and shareholders' equity (deficit), for the period March 17, 1999 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Plan Exchange Inc. as of June 30, 1999, and the results of its operations and its cash flows for the period March
17, 1999 (inception) to June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has losses form operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 4. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

Peter J. Repetti
New York, New York
July 22, 1999

                   BUSINESS PLAN EXCHANGE, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                       AS OF JUNE 30, 1999

ASSETS
Current Assets
  Due from Attorney Escrow Account      $7,190
  Other Current Assets                       0
                                        ----------
  Total Current Assets                  $7,190

  Other Assets                               0
                                        ----------
  Total Assets                          $7,190

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                       $    0
 Accrued Expenses                        2,113
                                       -----------
 Total Current Liabilities              $2,113

 Other Liabilities                           0
                                       -----------
 Total Liabilities                      $2,113

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 12,000,000 Shares;
  Issued and Outstanding 1,003,200
  Shares                                 1,003
 Additional Paid in Capital             20,177
 Deficit Accumulated During
  the Development Stage                (16,103)
                                       -----------
 Total Stockholders' Equity              5,077

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $ 7,190

The accompanying notes are an integral part of these financial statements

                   BUSINESS PLAN EXCHANGE, INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
        FROM MARCH 17, 1999 (INCEPTION) TO JUNE 30, 1999



                               For the Year            From
                                  Ended            Inception to
                              June 30, 1999        June 30, 1999
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        2,100                2,100
Legal                             7,100                7,100
Rent - Note 3                       900                  900
Filing Fee                           13                   13
Contributed Services - Note 6     5,250                5,250
Office Supplies                     200                  200
Other Start Up Costs                540                  540
                                ----------           ----------

Total Operating Expenses         16,103               16,103
                                ----------           ----------

Operating Loss                 $(16,103)            $(16,103)
                                ----------           ----------

NET LOSS                       $(16,103)            $(16,103)

NET LOSS  PER SHARE            $  (0.02)              $(0.02)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           918,665              918,665
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.


                   BUSINESS PLAN EXCHANGE, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
        FROM MARCH 17, 1999 (INCEPTION) TO JUNE 30, 1999

                               For the Year            From
                                  Ended            Inception to
                              June 30, 1999        June 30, 1999
                              -------------        -------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(16,103)              $(16,103)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and Liabilities:
 Increase in Due from Attorney
     Escrow Account             (7,190)                (7,190)
 Increase in Accounts Payable
     and Accrued Expenses        2,113                  2,113
                               --------               --------

Total Adjustments                5,077                  5,077
                               --------               --------

Net Cash Used in
Operating Activities           (21,180)               (21,180)
                               --------               --------
CASH FLOWS FROM
FINANCING ACTIVITIES:

Proceeds from Insurance of
  Common Stock                  10,030                 10,030
Additional Paid In Capital      11,150                 11,150
                               --------               --------
Net Cash Provided by
Financing Activities            21,180                 21,180
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.


                      BUSINESS PLAN EXCHANGE INC.
                     (A Development Stage Company)
               STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                    FROM INCEPTION TO JUNE 30, 1999





                                                         Total
                COMMON STOCK ISSUED    Additional    Accumulated Shareholders'
                 SHARES    PAR VALUE    Paid in Cap    Deficit       Equity
              ----------------------------------------------------------------

  ISSUANCE OF
  200 Shares
  March 18, 1999       200    $    0       $    0       $    0      $     0

  ISSUANCE OF
  1,003,000
  Shares
  March 30, 1999 1,003,000       103        9,027            0       10,030

  NET LOSS
  FOR THE
  PERIOD FROM
  INCEPTION TO
  JUNE 30, 1999          0         0       11,150      (16,103)           0
            ------------------------------------------------------------------
  BALANCE
  JUNE 30, 1999  1,003,000   $ 1,003      $20,177     $(16,103)     $ 5,077

The accompanying notes are an integral part of these financial statements.


                    BUSINESS PLAN EXCHANGE INC.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                           JUNE 30, 1999

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF COMPANY: BUSINESS PLAN EXCHANGE, INC., (the "Company") is a for-profit corporation incorporated under the laws of the State of Delaware on March 17, 1999. The Company is a developmental stage company and currently has no material operations. The directors have determined that the Company should become active in seeking potential business opportunities with the intent to acquire or merge with such businesses.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred.

C. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 4.


NOTE 2 - USE OF OFFICE SPACE

The Company uses office space for its executive office. The fair market value of the 100 square foot office at One Rockefeller Plaza, New York, New York is $300.00 per month. Use of this office space began April 1, 1999. The fair market value for the office, which the Company receives from one of its shareholders at no cost, is reflected as an expense with a corresponding credit to additional paid-in capital.


NOTE 3 - EARNINGS PER SHARE

                             From Inception
                                  To
                             June 30, 1999
                          -------------------
      Net Loss per share       $(0.02)

NOTE 4 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to June 30, 1999 no revenue and a net loss from operations of $16,103. As of June 30, 1999, the Company had a net shareholders' equity of $5,077.

The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with its operations. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. The Company does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding.


NOTE 5 - CONTRIBUTED SERVICES

On March 16, 1999 two of the Company's officers began rendering services on behalf of the Company at no cost. The fair market value is $1,000 per month for one officer and $500 per month for the other. Each amount is reflected as an expense with a corresponding credit to additional paid in capital.

Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE

No changes in and disagreements with accountants on accounting and financial disclosure.


Item 15.     FINANCIAL STATEMENTS, EXHIBITS AND
             REPORTS ON FORM 8-K


(A) FINANCIAL STATEMENTS
The Following financial statements are filed as part of this registration statement:

    Balance Sheet
    Statement of Loss
    Statement of Cash Flows
    Statement of Shareholders' Equity (Deficit)
    Selected Financial Data


(B) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.

EXHIBIT

   3         Certificate of incorporation and by-laws

   27        Financial Data Schedule


(C) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Business Plan Exchange, Inc.
----------------------------
(Registrant)
Date: July 28, 1999

By: /s/ Shane H. Sutton
    -------------------
    President